UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/31/2006

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On October 31, 2006, Wells Real Estate Investment Trust II, Inc. (the "Registrant") purchased a 19-story office building containing approximately 630,000 rentable square feet (the "International Financial Tower ") for approximately $193.6 million, exclusive of closing costs. The acquisition was funded with net proceeds raised from the Registrant's ongoing public offering and with proceeds from the Registrant's $400.0 million line of credit with Wachovia Bank, N.A. The International Financial Tower is located on approximately 1.9 acres of land located at 95 Christopher Columbus Drive in Jersey City, New Jersey. The International Financial Tower was purchased from Financial Tower Jersey City, L.P., which is not affiliated with the Registrant, its subsidiaries, or Wells Capital, Inc.

The International Financial Tower, which was completed in 1989, is leased to Pershing, LLC ("Pershing") (approximately 75%) and NTT Data USA, LLC ("NTT Data USA") (approximately 22%) and various other office and retail tenants (approximately 3%).

Pershing, a wholly owned subsidiary of the Bank of New York Company, Inc ("Bank of New York"), is a global provider of clearing and financial services outsourcing solutions to more than 1,100 institutional and retail financial organizations and independent investment advisors who collectively represent nearly six million individual investors. Bank of New York, which is traded on the New York Stock Exchange, provides a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide.

NTT Data USA, a wholly owned subsidiary of NTT Data Corporation ("NTT Data"), provides data center spaces and network system services to companies in the banking, brokerage, healthcare, insurance and other service industries. NTT Data, which guarantees the NTT Data USA lease, is a wholly owned subsidiary of Nippon Telegraph & Telephone Corporation. NTT Data is a leading provider of information technology services in Japan

The current aggregate annual base rent for Pershing, NTT Data USA and the other 12 tenants of the International Financial Tower is approximately $15.9 million. The current weighted-average remaining lease term for Pershing, NTT and the other 12 tenants of the International Financial Tower is approximately 14 years. Pershing has the right to extend the term of its lease for two successive periods of five years. NTT Data USA may extend the term of its lease for one additional five-year period. NTT Data USA also has a one time right, effective September 30, 2011, to terminate its lease. The lease termination would result in a termination fee equal to nine months of its current monthly base rent.

The Registrant does not intend to make significant renovations or improvements to the International Financial Tower. Management of the Registrant believes that the International Financial Tower is adequately insured.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before January 14, 2007, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See Paragraph (a) above.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: October 31, 2006	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President